Exhibit 24(a)

AMERICAN EXPRESS COMPANY

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Laureen E. Seeger and Tangela S. Richter, severally, each with full power to act alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, a registration statement covering primary and secondary offerings of debt securities, preferred shares, depositary shares, common shares and warrants of American Express Company and any and all amendments (including without limitation, post-effective amendments) to such registration statement, and to file such registration statement with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable American Express Company to comply with the Securities Act of 1933, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

This Power of Attorney may be executed in counterparts.

/s/ Stephen J. Squeri	Chairman, Chief Executive Officer and Director	March 12, 2018
Stephen J. Squeri

/s/ Jeffrey C. Campbell	Executive Vice President and Chief Financial Officer	March 12, 2018
Jeffrey C. Campbell

/s/ Linda Zukauckas	Executive Vice President and Corporate Comptroller (Principal Accounting Officer)	March 12, 2018
Linda Zukauckas

/s/ Charlene Barshefsky	Director	March 12, 2018
Charlene Barshefsky

/s/ John J. Brennan	Director	March 12, 2018
John J. Brennan

/s/ Ursula M. Burns	Director	March 12, 2018
Ursula M. Burns

/s/ Peter Chernin	Director	March 12, 2018
Peter Chernin

/s/ Ralph De La Vega	Director	March 12, 2018
Ralph De La Vega

/s/ Anne Lauvergeon	Director	March 12, 2018
Anne Lauvergeon

/s/ Michael O. Leavitt	Director	March 12, 2018
Michael O. Leavitt

/s/ Theodore J. Leonsis	Director	March 12, 2018
Theodore J. Leonsis

/s/ Richard C. Levin	Director	March 12, 2018
Richard C. Levin

/s/ Samuel J. Palmisano	Director	March 12, 2018
Samuel J. Palmisano

/s/ Daniel L. Vasella	Director	March 12, 2018
Daniel L. Vasella

/s/ Robert D. Walter	Director	March 12, 2018
Robert D. Walter

/s/ Ronald A. Williams	Director	March 12, 2018
Ronald A. Williams